Press Release	Source: Diguang International Development Co., Ltd.

Diguang International to Present at the 19th Annual
Roth Capital Partners Conference

SHENZHEN, China, February 14, 2007 -- Diguang International Development Co., Ltd. (OTC Bulletin Board: DGNG - News) (“Diguang”) today announced its plans to present at The Roth Capital 19th OC Conference in Dana Point, California.

Diguang’s presentation will take place on Tuesday, February 20th, 2007 at 4:00 PM PST (7:00 PM EST), followed by a break-out session. For those unable to attend the conference, a webcast of the presentation will be broadcast live, and may be accessed at www.wsw.com/webcast/roth9/dgng.ob. The presentation will also be available through that link for 90 days after the conference.

Nearly 300 public companies will be presenting at The Roth Capital Partners 19th OC Conference at the Ritz-Carlton Laguna Niguel in Dana Point, California. The event is widely recognized as one of the largest institutional investor conferences to feature small and micro-cap companies from a broad spectrum of sectors, including Technology, Health Care, Financial Services, Consumer Goods, and other industry groups. Analysts and portfolio managers who wish to attend the presentation should contact Isabel Mattson-Pain at IMattson-Pain@rothcp.com to request additional information.

About Diguang International Development Co., Ltd.

Diguang, through its subsidiaries, specializes in the research, development, production, sale and distribution of backlights and backlight technologies. A backlight is the typical light source of a liquid crystal display (LCD). The Company is focused on providing LED and CCFL backlights for international producers of televisions, monitors, cellular phones, digital cameras, DVDs and other home appliances. Diguang currently develops an average of approximately 50 new products per month. Diguang is a Nevada corporation with its manufacturing subsidiary located in Shenzhen, PRC, and its sales and marketing subsidiary located in the British Virgin Islands.

Safe Harbor Statement

This press release contains forward-looking statements made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts such as statements that the acquisition of North Diamond will support our efforts to effectively gain additional market share in the Yangtze River Region; and by securing additional manufacturing infrastructure close to our prospective customers in the Yangtze River Region, we can minimize our response time and logistical costs, providing us with enhanced growth and industry leadership opportunities in this important market . Such forward-looking statements are based upon the current plans, estimates and projections of Diguang’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Diguang is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of backlights; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks not included herein, including but not limited to risks outlined in the Company’s periodic filings with the U.S. Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Diguang does not assume any obligation to update the information contained in this press release.

Company Contact:
Jackie You Kazmerzak, CFO
Diguang International Development, Ltd.
925-457-1445

Investor Relations Contact:
Sean Collins, Sr. Partner
CCG Investor Relations and Strategic Communications
310-477-9800, ext. 202

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